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                        CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.23

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of August 15, 2005 (the "Effective Date"), is made by and between AVANIR PHARMACEUTICALS, a California corporation having its principal offices at 11388 Sorrento Valley Road, San Diego, California, 92121 (the "Company"), and Eric Brandt ("Employee").

                                    AGREEMENT

     1.   Effective Date.

          Employee's employment under this Agreement shall commence on September 6, 2005, or upon such earlier date as the Company and Employee shall mutually agree on ("Commencement Date").

     2.   At-will Employment.

          Employee's employment relationship with the Company ("Employment") is at-will, terminable at any time and for any reason by either the Company or Employee. While certain sections of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement shall be construed as a guarantee of employment of any length.

     3.   Employment Duties.

          a. Title/Responsibilities. Employee shall be the President and Chief Executive Officer of the Company and shall be elected as a member of the Board of Directors of the Company as of the Commencement Date. Employee shall perform all of the duties and responsibilities of such offices set forth in the Bylaws of the Company and those commonly associated with such offices and such further duties and responsibilities as may from time to time be assigned to him by the Board of Directors of the Company (the "Board").

          b. Full-Time Attention. Employee shall devote his full time, attention, energy and skills to the Company during the period he is employed under this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee may, with the consent of the Board, not to be unreasonably withheld, and subject to the Company's Corporate Governance Guidelines, serve as a director of one or more other corporations; provided, that, without further approval by the Board, Employee may serve on the boards of no more than two public companies and two charitable or civic organizations. Employee's current board memberships and involvement in charitable organizations, as disclosed by Employee to the Company, are hereby approved.

          c. Policy Compliance. Employee shall comply with all of the Company's policies, practices and procedures, including the terms of the Confidentiality Agreement (defined below).

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     4.   Compensation.

          a. Base Salary. The Company shall pay Employee a base salary of $41,666.67 per month (an annual rate of $500,000), or such higher amount as the Board may determine from time to time ("Base Salary"), payable in accordance with the Company's regular payroll practices. The Compensation Committee will evaluate whether to increase the Base Salary in October 2006 and then annually thereafter.

          b. Bonus Compensation. In addition to the Base Salary, Employee shall be eligible for the following bonus compensation:

               i. a guaranteed bonus equal to 60% of the then-current annual Base Salary, which is payable on February 15, 2006, but a portion of which amount shall be immediately repaid to the Company if, within one year from the Commencement Date, Employee resigns other than for Good Reason or is terminated with Cause; and

               ii. an annual target bonus equal to 60% of the then-current annual Base Salary, which is payable in October 2006 and annually thereafter, provided that the actual bonus may be higher or lower than the target amount, depending on the Employee's satisfaction of reasonable performance criteria (which may include Company overall performance criteria) established by the Compensation Committee of the Board.

          Employee must be employed by the Company when bonuses are distributed in order to be eligible to receive any portion of such bonus.

          c. Signing Bonus. Employee shall receive a signing bonus upon the execution of this Agreement in the amount of $150,000, but which amount shall be immediately repaid to the Company if, within one year from the Commencement Date, Employee resigns or is terminated with Cause. If the repayment is due in 2006, the amount repaid shall be net of any federal, state or other income taxes payable by Employee with respect to the receipt of $150,000 in 2005. When, as and if Employee realizes the benefit of any tax deduction on account of such repayment (including without limitation realization by way of amending prior tax returns), he shall promptly thereafter pay an additional amount to the Company in the amount of such realized tax benefit, provided that Employee shall use his best efforts to fully realize such tax benefit.

          d. Equity Compensation. Employee shall be granted the following equity awards as additional compensation:

               i. Employee shall be awarded the right to purchase 1,000,000 shares of Class A common stock on the Commencement Date at a price of $0.001 per share (the "Restricted Shares"). The Restricted Shares will be subject to a right of repurchase in favor of the Company that will lapse as to one-third of the Restricted Shares on the first anniversary of the Commencement Date and as to an additional one-twelfth of the Restricted Shares on the corresponding day of every third month thereafter in the form attached hereto as Exhibit 4 (the


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"Restricted Stock Agreement"). Employee will have the option to pay any required withholdings by surrender of Restricted Shares, which will be valued for this purpose at the average market price in the 5 most recent trading days prior to the withholding payment date.

               ii. Employee will be eligible for a target option grant of 250,000 shares of Class A common stock, with an exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, subject to a four-year vesting schedule (25% vesting one year after the grant and the remainder vesting in 12 equal installments on a quarterly basis thereafter) and otherwise subject to the terms and conditions of the Company's equity incentive plans. The size of the option grants shall be established by the Compensation Committee and may be larger or smaller than the target size, depending on the Employee's satisfaction of reasonable performance criteria (which may include Company overall performance criteria) established by the Compensation Committee. Employee shall be eligible to receive such an option grant in February 2006 and annually thereafter in February of each year.

The foregoing share amounts and share purchase prices shall be adjusted, as necessary, to give effect to any stock split, reverse stock split, stock dividend, recapitalization or similar transaction affecting the Company's Class A common stock that is effected after the Effective Date.

          e. Employee Benefits. Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally, including, without limitation, retirement, profit sharing and savings plans and medical, disability, dental, life and accidental death and dismemberment insurance plans and vacation. The Employee's participation in such plans, programs and arrangements shall be on the same basis and terms as are applicable to other employees of the Company generally. Notwithstanding the above, Employee shall be entitled to 5 weeks of vacation per year of service, the first 5 weeks to vest immediately upon the Commencement Date and, beginning in 2006 and continuing for each subsequent year of employment, 5 weeks shall vest immediately upon the anniversary of the Commencement Date. Such vested vacation represents accrued vacation for all purposes under California law.

          f. Reimbursement of Expenses. During his Employment with the Company, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, including without limitation, travel and entertainment expenses, business supplies and cellular phone expenses, in accordance with the Company's policies and procedures.

          g. Reimbursement of Moving/Housing Expenses. The Company shall (i) reimburse Employee for his reasonable documented moving expenses related to his employment with Company, including but not limited to packing and unpacking, home sale assistance including realtor fees, and incidental expenses and (ii) reimburse Employee for reasonable documented hotel and/or apartment expenses in San Diego County until Employee has relocated to San Diego County.


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     5. Confidentiality Agreement. Employee shall concurrently herewith execute and deliver to the Company the Employee Confidentiality and Inventions Agreement ("Confidentiality Agreement") in the form attached hereto as Exhibit 1.

     6. Non-Competition. During his Employment, Employee shall not, directly or indirectly, either as an employee, employer, consultant, corporate officer or director, investor, or in any other capacity, engage or participate in any business that is a Competitor of the Company, unless such participation or interest is fully disclosed to the Company and approved by the Board. "Competitor" as used in this paragraph refers to any company that has therapeutic products (i) on the market or having successfully completed Phase II clinical development and (ii) that are in competition with the products the Company has on the market or that have successfully completed Phase II clinical development. Notwithstanding the above, Employee may own securities in any Competitor that is a public company, so long as Employee does not own, of record or beneficially, more than an aggregate of five percent of the outstanding securities of such company.

     7. Non-Solicitation. During his Employment, and for a period of 12 months thereafter, whether for Employee's own account or the account of any other person, Employee shall not solicit, directly or indirectly, any employee to leave his or her employment with the Company. For purposes of this Agreement, the phrase, "shall not solicit, directly or indirectly," includes, without limitation, that Employee shall not: (i) identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds, compensation or qualifications of any Company employees;
(ii) personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; or (iii) participate in any pre-employment interview with any person who was employed by the Company while Employee was employed by the Company whether under this Agreement or otherwise. It shall not be a violation of this Agreement for Employee to respond if any employee or former employee of Company initiates contact with Employee for the purposes discussed in this paragraph.

     8. Agreement with Previous Employers. Employee represents and warrants to the Company that he does not have any agreement (other than customary confidentiality agreements) with any previous employer that prevents him from performing his duties and responsibilities under this Agreement or that in any way limits his performance hereunder.

     9. Voluntary Resignation or Termination for "Cause."

          a. Payment upon Voluntary Resignation or Termination for Cause. If Employee voluntarily resigns his Employment, other than for Good Reason, or if Employee is terminated for Cause, the Company shall pay Employee all accrued and unpaid Base Salary through the date of termination and any vacation that is accrued but unused as of such date. Employee shall not be eligible for Severance Payments, as defined below, or any continuation of benefits (other than those provided for under the Federal Consolidated Omnibus Budget Reconciliation Act ("COBRA")), or any other compensation pursuant to this Agreement or otherwise.


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          b. Definition of "Cause." As set forth above, the Employment relationship between the parties is at-will, terminable at any time by either party for any reason or no reason. The termination may nonetheless be for "Cause." For purposes of this Agreement, "Cause" is defined as: (i) the willful refusal of Employee to comply with a lawful instruction of the Board so long as the instruction is consistent with the scope and responsibilities of Employee's position ; (ii) Employee's substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by the Company or the Board of Directors that results in material harm to the business of the Company; (iii) Employee's commission of or participation in a fraud or act of dishonesty against the Company that results in material harm to the business of the Company or to its public reputation; or
(iv) Employee's conviction of, or the entering of a guilty plea or plea of "no contest" with respect to a felony involving fraud, dishonesty or an act of moral turpitude, in each case as determined by no fewer than two-thirds of the members of the Company's Board of Directors (excluding the Employee, if applicable). The conduct described under clause (i) and (ii) will only constitute Cause if such conduct is not cured within 15 business days of Employee's receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

     10. Termination Without Cause or Resignation for Good Reason. If, other than in connection with a Change in Control Transaction, Employee (i) is terminated without "Cause," as defined in Section 9(b), or (ii) "Resigns for Good Reason," as defined in Section 12(d)(ii), then Employee shall be paid all accrued and unpaid Base Salary and any accrued but unused vacation through the date of termination. In addition, subject to Employee's resignation from the Company's board of directors (if applicable) and, if and only if the Company is also willing to enter into it, in exchange for Employee's execution of a mutual release of all claims by and against the Company and its subsidiaries and affiliates effective as of the date of termination in the form attached hereto as Exhibit 2:

          a. Employee shall be eligible to receive severance payments under this Agreement in an amount equal to 12 months Base Salary and an amount equal to the greater of (i) 60% of Base Salary or (ii) the last bonus, if any, paid to Employee pursuant to Section 4(b) (the "Severance Payments"), payable in full six months and one day after the date of termination, and

          b. the Company's right to repurchase the Restricted Shares under the Restricted Stock Agreement shall lapse and Employee's ownership of the Restricted Shares shall be fully vested.

     11. Employee's Disability or Death. Employee's Employment shall terminate automatically in the event of Employee's death or "Disability." In the event of Employee's death or Disability, the Company shall pay Employee's estate or Employee all accrued and unpaid Base Salary through the date of death or Disability and any vacation that is accrued but unused as of the date of death or Disability. For purposes of this Agreement, "Disability" shall mean the Employee's failure to perform his duties hereunder, for a period of not less than 90 days within any 120-day period because of Employee's incapacitation due to physical or mental injury, disability, or illness. In addition, Company shall reimburse Employee for the cost (as grossed up for applicable taxes) of a $3 million life insurance policy and disability insurance equal to 60%


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of Employee's base salary at the time of any disability for Employee during his employment with Company, to be purchased and maintained by Employee at his sole discretion.

     12. Change of Control Termination.

          a. Payment Upon Change of Control Termination. In the event of a "Change of Control Termination" (defined below), Employee shall be paid all accrued and unpaid Base Salary and any accrued but unused vacation through the date of termination. In addition, Employee shall be eligible to receive severance under this Agreement in the following amounts:

               i. if the Transaction Value (defined below) is less than $***, then Employee shall receive an amount equal to 12 months Base Salary plus the greater of (i) 60% of Base Salary or (ii) the last bonus, if any, paid to Employee pursuant to Section 4(b);

               ii. if the Transaction Value is equal to or greater than $***, but less than $***, then Employee shall receive an amount equal to 24 months Base Salary plus two times the greater of (i) 60% of Base Salary or (ii) the last bonus, if any, paid to Employee pursuant to Section 4(b); and

               iii. if the Transaction Value is equal to or greater than $***, or if the Aggregate Transaction Value (defined below) is equal to, or greater than, $***, then Employee shall receive an amount equal to 36 months Base Salary plus three times the greater of (i) 60% of Base Salary or (ii) the last bonus, if any, paid to Employee pursuant to Section 4(b).

          The foregoing transaction values shall be adjusted, as necessary, to give effect to any stock split, reverse stock split, stock dividend, recapitalization or similar transaction affecting the Company's Class A common stock that is effected after the Effective Date. For the avoidance of doubt, Employee shall only be entitled to receive the greatest applicable severance payment described above in clauses (i) through (iv).

          b. For purposes of Section 12(a):

               i. "Aggregate Transaction Value" shall equal the sum of (i) the aggregate value of the entire equity interest in the Company, at the valuation reflected in the Change of Control Transaction, as reasonably determined by the Company's Board of Directors and (ii) the aggregate indebtedness of the Company at the time of the Change of Control Transaction; and

               ii. "Transaction Value" shall equal the Aggregate Transaction Value, less the aggregate indebtedness included in calculating Aggregate Transaction Value, with the result divided by the total number of shares of Class A common stock issued and outstanding immediately prior to the consummation of the Change of Control Transaction (calculated giving effect to dilutive common stock equivalents using the treasury stock method).

----------
*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.


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          c. The payment of any severance payment pursuant to this Section 12 is conditioned on Employee's resignation from the Company's board of directors (if applicable) and, if and only if the Company is also willing to enter into it, his execution of a mutual release of all claims by and against the Company and its subsidiaries and affiliates effective as of the date of termination, in the form attached hereto as Exhibit 2. Severance payments to be made under this
Section 12 shall be paid in full six months and one day after the date of termination.

          d. Definition of "Change of Control Termination". A "Change of Control Termination" occurs where Employee is (i) terminated without Cause, or (ii) "Resigns for Good Reason," as defined below, in either case within 24 months following a "Change of Control," as defined below or, if in connection with the Change of Control, prior thereto. For purposes of this Section 12(d):

               i.   Cause is defined in Section 9(b) above.

               ii. "Resigns for Good Reason" is defined as a resignation based on:

                    (1) a material reduction in Employee's duties and responsibilities as set forth in this Agreement;

                    (2) the assignment to Employee of any significant duties inconsistent with his status as an executive officer of the Company;

                    (3) a reduction by the Company in Employee's Base Salary by greater than 5%, except to the extent the base salaries of other executive officers of the Company are also reduced; or

                    (4) a relocation of Employee's or the Company's principal executive offices to a location 50 miles or more from the Company's current principal executive offices; or

                    (5)  Company's material breach of this Agreement.

               Notwithstanding the foregoing, an event described in Section 12(d)(ii)(1)-(4) shall not constitute Good Reason unless it is communicated in writing within 90 days of the event giving rise to the claim by Employee to the Company or its successor and unless it is not corrected by the Company or its successor in a manner that is reasonably satisfactory to Employee within 30 days of the Company's receipt of such written notice.

               iii. A "Change of Control" shall have occurred if, and only if,

                    (1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person,


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                         or any syndicate or group deemed to be a person under
                         Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                    (2) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction own more than 40% of the combined voting power of the Company or other corporation resulting from such Transaction;

                    (3) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

                    (4) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of the Company.

                    The first of any of these events to occur shall be deemed to be the "Change of Control Transaction" for purposes of this Agreement.

          e. Stock Option and Restricted Stock Vesting Upon Change of Control Termination. In the event of a Change of Control Termination: (i) all outstanding stock options issued to Employee, including those options described in Section 4(d)(ii), shall be accelerated


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and become immediately exercisable, provided, however, that the Stock Options shall be exercisable for the period or periods set forth in, and in accordance with the other terms and conditions of, the stock option plans under which such options were granted, and (ii) the Company's right to repurchase the Restricted Shares under the Restricted Stock Agreement shall lapse and Employee's ownership of the Restricted Shares shall be fully vested.

          f. Benefits Continuation. In the event of a Change of Control Termination, Employee shall, to the extent practicable, be entitled to continue to participate in all of the employee health and welfare benefit programs available to Employee before the termination, including but not limited to group medical insurance, group dental insurance, group-term life insurance, and disability insurance. In addition, Employee shall receive executive outplacement benefits of a type and duration generally provided by companies to executives at Employee's level. These programs shall be continued at no cost to Employee, except to the extent that tax rules require the inclusion of the value of such benefits in Employee's income. Employee shall be entitled to continue to participate in the programs for the shorter of (i) 18 months following the termination or (ii) the period continuing until the date on which Employee secures a new position providing for similar benefits. Notwithstanding the above and in addition to any benefits to which Employee may be entitled above, in the event of a Change of Control Termination, at a minimum, the Company shall pay Employee's COBRA benefits until the earlier of (i) such time as when he secures a new position providing for similar benefits, or (ii) 18 months from termination.

          g. Indemnification for Excise Tax. In the event that Employee becomes entitled to receive a severance payment in accordance with the provisions of
Section 12(a), and such severance payment and/or any other benefits or payments (including transfers of property) that Employee receives, or is to receive, pursuant to this Agreement or any other agreement, plan or arrangement with the Company in connection with a Change in Control of the Company ("Other Benefits") shall be subject to the tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor thereto) or any comparable provision of state law (an "Excise Tax"), the following rules shall apply:

               i. The Company shall pay to Employee, within 30 days after Employee's termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax with respect to the severance payments or the Other Benefits and any federal, state and local income tax, employment tax and Excise Tax upon such Gross-Up Payment, is equal to the amount that would have been retained by Employee if such Excise Tax were not applicable, as determined by the accounting firm (the "Auditors") serving as the Company's independent auditors immediately prior to the Change in Control. It is intended that Employee shall not suffer any loss or expense resulting from the assessment of any Excise Tax or the Company's reimbursement of Employee for payment of any such Excise Tax.

               ii. For purposes of determining whether any of the severance payments or Other Benefits will be subject to an Excise Tax and the amount of such Excise Tax,


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                    (1) any other payment or benefits received or to be received by Employee in connection with a Change in Control of the Company or Employee's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code (or any successor thereto), and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (or any successor thereto) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditors and acceptable to Employee such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code (or any successor thereto)

                    (2) the amount of the Severance Payments and Other Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or Other Benefits or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) of the Code (or any successor or successors thereto), after applying clause (1), above, and

                    (3) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor or successors thereto).

               iii. For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Employee's residence on the date of Employee's termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               iv. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of Employee's termination, Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (or any successor thereto) (the "Applicable Rate"). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of such termination (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus interest, determined at the Applicable Rate, payable with respect to such excess) at the time that the amount of such excess is finally determined.

     13. Allergan Option Losses.

          a. If, during the entire period from the Effective Date until the 3rd business day prior to the expiration of the Stock Options (the "Exercise and Sell Period"), Employee is


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unable to exercise some or all of the Stock Options and simultaneously sell in the public market all Allergan stock to be received on such exercise due to limitations under Applicable Law, then, upon delivery by Employee of the Certification, the Company shall issue a number of shares of Class A common stock with a value equal to the intrinsic value of the forfeited Stock Options (net of any applicable exercise prices) as to which Employee was unable to make such exercise and simultaneous sale, such values to be determined with reference to (i) the average closing price of the Allergan Inc. common stock for each trading day in the Exercise and Sell Period and (ii) the average closing price of the Company's Class A common stock for each trading day in the Exercise and Sell Period.

          b. For purposes of this Section 13, (a) "Stock Options" shall mean vested options to purchase shares of Allergan Inc. common stock held by Employee immediately prior to his resignation with Allergan Inc., (b) "Applicable Law" shall mean the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and regulations issued thereunder, and (c) the "Certification" shall mean a certification, executed by Employee, setting forth in reasonable detail the number of Stock Options as to which Employee was unable to so exercise and simultaneously sell and that were forfeited as a result, the exercise price of such options, and a statement to the effect that Employee was unable to exercise such Stock Options and simultaneously sell in the public market all Allergan stock to be received on such exercise during the entire Exercise and Sell Period due to limitations under Applicable Law. Employee agrees to use his best efforts to exercise such Stock Options cashlessly and simultaneously sell the resulting shares if and when notified by Allergan that he has the ability to do so.

          c. Notwithstanding the foregoing, in no event shall the Company be required under this Section 13 to (i) issue a number of shares of Class A common stock with an aggregate value in excess of three percent (3%) of the aggregate market capitalization of the Company immediately prior to such issuance, or (ii) compensate Employee for the value of any Stock Options that he actually exercises (it being agreed that this clause (ii) shall not give rise to any duty of Employee to actually exercise any Stock Option unless Employee can exercise it cashlessly and simultaneously sell the resulting shares).

     14. Dispute Resolution Procedures. Except as expressly provided in this Agreement, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration, to the extent permitted by law, to be held in San Diego County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules") and in accordance with the accompanying Mutual Arbitration Agreement attached hereto as Exhibit 3. The arbitrator's decision shall be final, conclusive and binding on the parties to the arbitration pursuant to the Mutual Arbitration Agreement. Judgment may be entered on the decision of the arbitrator in any court having competent jurisdiction.

     15. Notices. Any reports, notices or other communications required or permitted to be given by either party hereto, shall be given in writing by personal delivery, overnight courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below or other current address:


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     If to AVANIR:

          Avanir Pharmaceuticals
          11388 Sorrento Valley Road
          San Diego, California 92121
          Fax: (858) 658-7455
          Attn: Chairman of the Board

     If to Employee:

          Eric Brandt

     16. Notice of Termination. Any purported termination of Employment by the Company or the Employee shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and, in the case of a termination for Cause or Resignation for Good Reason, that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of the Employee's employment. For purposes of this Agreement, no such purported termination of employment shall be effective without delivery of such a Notice of Termination.

     17. Withholding. All payments to be made hereunder, including Base Salary and bonus and severance payments, shall be paid less applicable Federal and state withholding taxes.

     18. General Provisions.

          a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          b. Assignment. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.

          c. No Waiver of Breach. The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one shall not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

          d. Severability. The provisions of this Agreement are severable, and if any provision shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, shall not be affected.

          e. Entire Agreement. This Agreement, the Restricted Stock Agreement, and the exhibits hereto constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, whether oral or written.

          f. Modifications and Waivers. No modification or waiver of this Agreement shall be valid unless in writing, signed by the party against whom such modification or waiver is sought to be enforced.

          g. Amendment. This Agreement may be amended or supplemented only by a writing signed by both of the parties hereto.

          h. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement.

          i. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          j. Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.

     EXECUTED at San Diego, California, this 15th day of August, 2005.

                                        AVANIR PHARMACEUTICALS


Dated: August 13, 2005                  By: /s/ Charles A. Mathews
                                            ------------------------------------
                                            Charles A. Mathews
                                            Chairman of the Board


                                        EMPLOYEE


Dated: August 19, 2005                  /s/ Eric Brandt
                                        ----------------------------------------

                                    EXHIBIT 2

                             MUTUAL GENERAL RELEASE

     This MUTUAL GENERAL RELEASE ("Release"), is made this ___ day of ____________, 20__ (the "Effective Date") by [_____________] ("Employee") and
AVANIR PHARMACEUTICALS, a California Corporation ("the Company").

                                    RECITALS

     A. On _________, 2005, the parties hereto entered into an Employment Agreement ("Agreement") pursuant to which the parties agreed that, among other things, upon (i) a termination without "Cause" or (ii) a termination resulting from "Change in Control," Employee would become eligible for severance payments for the periods provided in the Agreement from the date of termination of his Employment ("Termination Date") in exchange for a mutual release by Employee of the Company and its subsidiaries and affiliates from all claims which each party may have against the other and its subsidiaries and affiliates as of the Termination Date.

     B. The parties desire to dispose of, fully and completely, all claims which each may have against the other and its subsidiaries and affiliates in the manner set forth in this Release.

     NOW, THEREFORE, in consideration of the severance payments referenced above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby agrees as follows:

     1. Definition. The term "party" as used in this Agreement means and includes (a) the Company and each of its affiliates, successors, assignees, subsidiaries, directors, officers, servants, employees, shareholders, attorneys, accountants, other professionals, insurers and agents, and all persons acting by, through, under or in concert with it or them and (b) Employee and each of his heirs, executors, administrators, assigns and successors.

     2. Release. Each party hereby fully and forever releases, relinquishes, acquits and discharges the other, and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "Related Entities"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, such party now has, owns or holds or has at any time had, owned or held or may have against the other party or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair

Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

     2. Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that each party may have against the other or Related Entities. In making this Release, each party intends to release the other and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to such party. Each party expressly waives all rights under Section 1542 of the Civil Code of the State of California, which the parties understand provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Each party acknowledges that he or it may discover facts different from or in addition to those which he or it now believes to be true with respect to this Release. Each party agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

     3. Waiver of Certain Claims. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a twenty-one day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to 7 days after executing this Release.

     4. No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Each party acknowledges such party has read this Release and executed it with his or its full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

     5. Governing Law. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

     6. Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the undersigned have executed this Release at San Diego, California as of the date first above written.

                                        AVANIR PHARMACEUTICALS


Dated:                                  By:
       ----------                           ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


                                        EMPLOYEE


Dated:
       ----------                           ------------------------------------

                                    EXHIBIT 3

                          MUTUAL ARBITRATION AGREEMENT

     This MUTUAL ARBITRATION AGREEMENT ("Agreement"), dated as of ___________, 2005, is made by and between AVANIR Pharmaceuticals, a California corporation ("the Company") and [__________] ("Employee") (collectively, the "Parties" or "we").

AGREEMENT TO ARBITRATE CERTAIN DISPUTES AND CLAIMS

     We agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Employee's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:

     - claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

     - claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

     - claims for discrimination, harassment, or retaliation under any and all Federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other Federal, state, or municipal statute, regulation, or ordinance, except as set forth herein;

     - claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other Federal, state, or municipal laws concerning wages, compensation or employee benefits; and

     - claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.

     We understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive method of resolving any and all existing and future disputes or claims arising out of Employee's recruitment to or employment with the Company or the termination thereof. We further understand and agree that the following disputes and claims are not covered by this Agreement and shall therefore be resolved in any appropriate forum, including courts of law, as required by the laws then in effect:

          - claims for workers' compensation benefits, unemployment insurance, or state or Federal disability insurance; and

          - claims concerning the validity, infringement, enforceability, or misappropriation of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Employee or the Company, including claims alleged by Employee or the Company that arise under the Company's Employee Confidentiality and Inventions Agreement.

     Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with a Federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable Federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the Federal, state, or local agency must be submitted to arbitration in accordance with this Agreement.

FINAL AND BINDING ARBITRATION

     We understand and agree that the arbitration of disputes and claims under this Agreement shall be instead of a trial before a court or jury. We further understand and agree that, by signing this Agreement, we are expressly waiving any and all rights to a trial before a court regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this Agreement.

ARBITRATION PROCEDURES

     We understand and agree that the arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that the Arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. Employee and the Company also agree that nothing in this Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement.

     We understand and agree that the Arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The Arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

PLACE OF ARBITRATION

     We understand and agree that the arbitration shall take place in San Diego County, California.

GOVERNING LAW

     We understand and agree that this Agreement and its validity, construction and performance, as well as disputes and/or claims arising under this Agreement, shall be governed by the laws of California, or Federal law. If both Federal and state law apply to any given dispute or claim, Employee shall have the right to elect the applicable law.

COSTS OF ARBITRATION

     We understand and agree that the Company shall bear the arbitrator's fee and any other type of expense or cost that Employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. We shall each pay our own attorneys' fees incurred in connection with the arbitration, and the arbitrator shall not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator shall decide this issue.

SEVERABILITY

     We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.

COMPLETE AGREEMENT

     We understand and agree that this Agreement contains the complete agreement between the Company and Employee regarding the subject matter of this Agreement, superseding any and all prior representations and agreements between the Company and Employee, if any, and that it may be modified only in a writing, expressly referencing this Agreement, and signed by Employee and the Chairman of the Board of the Company.

KNOWING AND VOLUNTARY AGREEMENT

     We understand and agree that we have been advised to consult with an attorney of our own choosing before signing this Agreement, and we have had an opportunity to do so. We agree that we have read this Agreement carefully and understand that by signing it, we are waiving all rights to a trial or hearing before a court or jury of any and all disputes and claims subject to arbitration under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the __ day of _______, 2005.

                                        AVANIR PHARMACEUTICALS


                                        By:
                                            ------------------------------------
                                            Charles A. Mathews
                                            Chairman of the Board


                                        EMPLOYEE


                                        ----------------------------------------

                                    EXHIBIT 4

                             AVANIR PHARMACEUTICALS

                       RESTRICTED STOCK PURCHASE AGREEMENT

     This Restricted Stock Purchase Agreement (the "Agreement") is made as of _________, 2005 by and between Avanir Pharmaceuticals, a California corporation (the "Company"), and ___________ ("Purchaser").

     A. Purchaser and the Company are parties to that certain Employment Agreement dated as of _________, 2005 (the "Employment Agreement").

     B. Purchaser and the Company desire to specify the terms and conditions of Purchaser's equity participation in the Company as contemplated in the Employment Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1. SALE OF STOCK. In satisfaction of the Company's obligations under
Section 4(d)(i) of the Employment Agreement, and subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 1,000,000 shares of the Company's Class A Common Stock (the "Purchased Shares") at a purchase price of $0.001 per Share for a total purchase price of $1,000. The term "Shares" refers to the Purchased Shares and all securities received in replacement of the Purchased Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares (including the Purchased Shares).

     2. PURCHASE. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the "Purchase Date"). As promptly as practicable after the Purchase Date, the Company will deliver to the Company's Secretary pursuant to Section 4 a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the purchase price therefor on the Purchase Date by Purchaser by cash or check made payable to the Company.

     3. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in any portion of the Shares which are subject to the Repurchase Option. After any portion of the Shares has been released from the Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such portion except in compliance with the provisions below and applicable securities laws.

          (a) REPURCHASE OPTION.

               (i) In the event of the voluntary or involuntary termination of Purchaser's employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, upon the date of such termination (the "Termination Date"), the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 90 days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company's Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).

               (ii) Unless the Company notifies Purchaser within 90 days from the Termination Date that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following the Termination Date, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company's intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following the Termination Date unless the Company otherwise satisfies its payment obligations. Any failure on the part of the Company to promptly satisfy its payment obligations for the Repurchase Option shall not, in any way, affect the enforceability of the Company's exercise of the Repurchase Option. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

               (iii) All of the Shares shall initially be subject to the Repurchase Option. Provided that Purchaser remains continuously employed by the Company (or continues to provide services to the Company as a consultant), the Shares shall be released from the Repurchase Option pursuant to the following schedule:

 No. Shares released
from Repurchase Option                Date
----------------------                ----
       333,333           [first anniversary of
                         Effective Date]
        83,333           [same day of the third

                         following month]
        83,333           [same day of the third
                         following month]
        83,333           [same day of the third
                         following month]
        83,334           [same day of the third
                         following month]
        83,333           [same day of the third
                         following month]
        83,334           [same day of the third
                         following month]
        83,333           [same day of the third
                         following month]
        83,334           [same day of the third
                         following month]

               (iv) Notwithstanding the provisions of Section 3(a)(iii) above, if there is a "Change of Control Termination" (as defined in the Employment Agreement) or if Purchaser resigns Purchaser's employment for "Good Reason" (as defined in the Employment Agreement), the vesting of the Shares will accelerate and the Shares will be released from the Repurchase Option as provided in Sections 12(e)(ii) and 10(b), respectively, of the Employment Agreement.

          (b) RESTRICTIONS BINDING ON TRANSFEREES. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company's Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

          (c) TERMINATION OF RIGHTS. Upon the expiration or exercise of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in
Section 5(a) below and delivered to Purchaser.

     4. ESCROW OF UNVESTED SHARES. For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser's spouse (if required for transfer), in blank, to the

Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

     5. RESTRICTED SECURITIES; LEGENDS AND STOP-TRANSFER ORDERS.

          (a) RESTRICTED SECURITIES; LEGENDS. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of an exemption therefrom. Purchaser is purchasing the Shares for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REPURCHASE OPTION OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6. NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment or consulting relationship, for any reason, with or without cause.

     7. SECTION 83(B) ELECTION. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within 30 days from the date of purchase. In this case, the difference between the fair market value of the Shares at the time of the execution of this Agreement and the amount Purchaser is paying for the Shares makes it unlikely that Purchaser will choose to make an 83(b) Election, as such election would require that Purchaser pay taxes on that difference at the time the Shares are purchased. However, the 83(b) Election must be made if the Purchaser wishes to avoid additional income under Section 83(a) in the future. Accordingly, Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, the tax consequences of Purchaser's death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.

     Purchaser agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment"), attached hereto as Exhibit B. Purchaser further agrees that Purchaser will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit C, if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.

     8. MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (b) ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

          (d) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

          (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (g) SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

                            [Signature Page Follows]

     The parties have executed this Agreement as of the date first set forth above.

                                        COMPANY:

                                        AVANIR PHARMACEUTICALS


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Address: 11388 Sorrento Valley Road
                                                 San Diego, CA 92121

     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                                        PURCHASER:

                                        [_____________]


                                        ----------------------------------------
                                        (Signature)

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

I, ________________________________, spouse of [___________], have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


                                        ----------------------------------------
                                        Spouse of [___________]

                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned ("Purchaser") and Avanir Pharmaceuticals (the "Company") dated as of _________, 2005 (the "Agreement"), Purchaser hereby sells, assigns and transfers unto the Company _________________________________ (________) shares of the Class A Common Stock of the Company standing in Purchaser's name on the Company's books and represented by Certificate No. _____, and does hereby irrevocably constitute and appoint ______________________ to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:
       ---------------------------

                                        Signature:


                                        ----------------------------------------
                                        [___________]


                                        ----------------------------------------
                                        Spouse of [___________] (if applicable)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

                                    EXHIBIT B

                    ACKNOWLEDGMENT AND STATEMENT OF DECISION
                        REGARDING SECTION 83(B) ELECTION

     The undersigned has entered a Restricted Stock Purchase Agreement with Avanir Pharmaceuticals, a California corporation (the "Company"), pursuant to which the undersigned is purchasing [_________] shares of Common Stock of the Company (the "Shares"). In connection with the purchase of the Shares, the undersigned hereby represents as follows:

     1. The undersigned has carefully reviewed the Restricted Stock Purchase Agreement pursuant to which the undersigned is purchasing the Shares.

     2. The undersigned either [check and complete as applicable]:

     (a) ____ has consulted, and has been fully advised by, the undersigned's own tax advisor, __________________________, whose business address is _____________________________, regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to the corresponding provisions, if any, of applicable state law; or

     (b)  ____ has knowingly chosen not to consult such a tax advisor.

     3. The undersigned hereby states that the undersigned has decided [check as applicable]:

     (a) ____ to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Purchase Agreement, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986"; or

     (b)  ____ not to make an election pursuant to Section 83(b) of the Code.

     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.


Date:
      -----------------------------     ----------------------------------------
                                        [______________]


Date:
      -----------------------------     ----------------------------------------
                                        Spouse of [______________]

                                    EXHIBIT C

                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER: [______________]

     NAME OF SPOUSE: _________________

     ADDRESS: ________________________

              ________________________

     IDENTIFICATION NO. OF TAXPAYER: ___________________________________________

     IDENTIFICATION NO. OF SPOUSE: _____________________________________________

     TAXABLE YEAR: _____________________________________________________________

2. The property with respect to which the election is made is described as follows:

     ____________ shares of the Class A Common Stock, of Avanir Pharmaceuticals, a California corporation (the "Company").

3.   The date on which the property was transferred is: __________________

4.   The property is subject to the following restrictions:

     Repurchase option at cost in favor of the Company upon termination of taxpayer's employment or consulting relationship or failure of vesting criteria.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______________.

6.   The amount (if any) paid for such property: $______________

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.


Dated:
       ----------------------------     ----------------------------------------
                                        Taxpayer


Dated:
       ----------------------------     ----------------------------------------
                                        Spouse of Taxpayer

                                     RECEIPT

          Avanir Pharmaceuticals hereby acknowledges receipt of cash or a check in the amount of $__________ given by Eric Brandt as consideration for Certificate No. ___________ for ____________ shares of Class A Common Stock of Avanir Pharmaceuticals.

Dated:
       ----------------------------

                                        Avanir Pharmaceuticals


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                               RECEIPT AND CONSENT

     The undersigned hereby acknowledges receipt of a photocopy of Certificate No. ______ for _____________ shares of Common Stock of Avanir Pharmaceuticals (the "Company").

     The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement the undersigned has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned's name.

Dated:
       ----------------------------


                                        ----------------------------------------
                                        [_______________]